Exhibit 99.1

Elicio Therapeutics to Present Interim Data from the Ongoing Phase 1 Study of Investigational Therapeutic Cancer Vaccine, ELI-002, in Patients with High Relapse Risk Pancreatic and Colorectal Cancer at ASCO

BOSTON, May 1, 2023 – Elicio Therapeutics, a clinical-stage biotechnology company developing a pipeline of novel immunotherapies for the treatment of cancer and other diseases, today announced that interim data from the Phase 1 (AMPLIFY-201) study of its lead asset, ELI-002, will be presented in a poster discussion presentation at the upcoming 2023 American Society of Clinical Oncology (ASCO) Annual Meeting, a hybrid event taking place online and at McCormick Place in Chicago from June 2-6, 2023.

ELI-002 2P is an investigational therapeutic cancer vaccine that is in development with Elicio’s proprietary lymph node-targeting Amphiphile (AMP) technology to treat cancers driven by G12D and G12R mutations in KRAS. AMPLIFY-201 is a multicenter Phase 1 trial assessing the safety, immunogenicity and antitumor activity of ELI-002 in patients with mutant KRAS-driven tumors who are at high risk for relapse due to detection of minimal residual disease (MRD) where residual tumor cells are present following standard surgery and chemotherapy.

Presentation details:

Title: AMPLIFY-201, a first-in-human safety and efficacy trial of adjuvant ELI-002 2P immunotherapy for patients with high-relapse risk with KRAS G12D- or G12R-mutated pancreatic and colorectal cancer.

Abstract #: 2528

Poster Discussion Session: Developmental Therapeutics—Immunotherapy

Poster Session Display Date and Time: June 3, 2023, 8:00 AM-11:00 AM CDT/ 9:00 AM–12:00 PM EDT (Poster Board #370)

Poster Discussion Session Date and Time: June 3, 2023, 3:00 PM-4:30 PM CDT / 4:00 PM–5:30 PM EDT

Presenter: Eileen O’Reilly, M.D., Attending Physician and Member, Section Head for Hepatopancreaticobiliary/Neuroendocrine Cancers, Gastrointestinal Oncology Service, Memorial Sloan Kettering
About ELI-002
ELI-002 is a structurally novel investigational AMP therapeutic vaccine targeting mutant KRAS-driven cancers. KRAS mutations are among the most prevalent human cancers. The seven KRAS driver mutations targeted by ELI-002 7P formulation are present in 25% of all solid tumors. In particular, 93% of pancreatic ductal adenocarcinoma and 52% of colorectal cancers, those most prevalent in the AMPLIFY-201 study, are positive for KRAS mutations. In addition, 27% of non-small cell lung cancers are positive for KRAS mutations. ELI-002 is comprised of AMP-modified mutant KRAS peptide antigens and ELI-004, an AMP-modified immune-stimulatory oligonucleotide CpG adjuvant. The AMP mKRAS peptides and AMP CpG are targeted to the lymph node where they can potentially enhance the action of key immune cells.
ELI-002 2P is currently being studied in a Phase 1 trial (AMPLIFY-201) in patients with high relapse risk mKRAS-driven solid tumors, following surgery and chemotherapy. A new formulation, ELI-002 7P, is currently being studied in AMPLIFY-7P, a Phase 1/2 trial in patients with high relapse risk mKRAS-driven solid tumors. The ELI-002 7P formulation is designed to provide immune response coverage against seven of the most common KRAS mutations, thereby increasing the potential patient population for ELI-002 and potentially reducing the chance of bypass resistance mechanisms.

About the Amphiphile Platform
Our proprietary Amphiphile, or AMP, platform delivers investigational immunotherapeutics directly to the “brain center” of the immune system – the lymph nodes. We believe this site-specific delivery of disease-specific antigens, adjuvants and other immunomodulators may efficiently educate, activate and amplify critical immune cells, potentially resulting in induction and persistence of potent adaptive immunity required to treat many diseases. In preclinical models, we have observed lymph node-specific engagement driving therapeutic immune responses of increased magnitude, function and durability. We believe our AMP lymph node-targeted approach will produce superior clinical benefits compared to immunotherapies that do not engage the lymph nodes based upon preclinical studies.
Our AMP platform, originally developed at the Massachusetts Institute of Technology, or MIT, has broad potential across cancers, infectious diseases and other disease indications to advance a number of development initiatives through internal activities, in-licensing arrangements or development collaborations and partnerships.
The Amphiphile platform has been shown to deliver immunotherapeutics directly to the lymph nodes by latching on to the protein albumin, found in the bloodstream, as it travels to lymphatic tissue. In preclinical models, we have observed lymph node-specific engagement driving immune responses of increased magnitude, function and durability.
About Elicio Therapeutics
Elicio Therapeutics is a clinical-stage biotechnology company developing a pipeline of novel immunotherapies for the treatment of cancer and other diseases. By combining expertise in immunology and immunotherapy, Elicio is engineering investigational Amphiphile (AMP) immunotherapies intended to precisely target and fully engage the lymph nodes, the site in our bodies where the immune response is orchestrated. Elicio is engineering lymph node-targeted AMPlifiers, immunomodulators, adjuvants and vaccines for an array of aggressive cancers and infectious diseases.
Elicio began dosing subjects in AMPLIFY-201, its Phase 1 clinical trial in solid tumor subjects for its lead AMP vaccine, ELI-002 2P, targeting mKRAS-driven cancers, in October 2021 and began dosing subjects with the new formulation, ELI-002 7P, in April 2023. The AMP platform emerged from the laboratories of Darrell Irvine, Howard Hughes Investigator and Professor of Biomedical Engineering in the Koch Institute of Integrative Cancer Research at MIT.
No Offer or Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No public offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Additional Information about the Proposed Merger
In connection with the proposed transaction between Angion Biomedica Corp (“Angion”) and Elicio, Angion has filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement of Angion and information statement of Elicio that also constitutes a prospectus of Angion. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT ANGION, ELICIO, THE PROPOSED TRANSACTION AND RELATED MATTERS. Stockholders may obtain free copies of the proxy statement/prospectus and other documents filed by Angion with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. In addition, stockholders are able to obtain free copies of the proxy statement/prospectus and other documents filed by Angion with the SEC by contacting Investor Relations by email at investors@angion.com. Stockholders are urged to read the proxy statement/prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.
Participants in the Solicitation
Angion and Elicio, and each of their respective directors and executive officers and certain of their other members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about Angion’s directors and executive officers is included in Angion’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 17, 2023, and the proxy statement/prospectus for Angion’s 2023 annual meeting of stockholders, filed with the SEC on April 28, 2023. Investors should read the proxy statement/prospectus carefully before making any voting or investment decisions. These documents can be obtained free of charge from the sources indicated above.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding the anticipated completion and effects of the proposed merger and related timing, Elicio’s and the combined company’s planned clinical programs, including planned clinical trials, the potential of Elicio’s product candidates, the expected trading of the combined company’s stock on the Nasdaq Global Market under the ticker symbol “ELTX”, management of the combined company and other statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Angion and Elicio undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. We use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on our expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including, but not limited to, risks relating to the completion of the merger, including the need for stockholder approval and the satisfaction of closing conditions; the cash balance of the combined company following the closing of the merger; and the ability of Angion and the combined company to remain listed on the Nasdaq Global Market. Risks and uncertainties related to Elicio that may cause actual results to differ materially from those expressed or implied in any forward-looking statement include, but are not limited to: Elicio’s plans to develop and commercialize its product candidates, including ELI-002; the timing of initiation of Elicio’s planned clinical trials; the timing of the availability of data from Elicio’s clinical trials; the timing of any planned investigational new drug application or new drug application; Elicio’s plans to research, develop and commercialize its current and future product candidates; Elicio’s ability to successfully collaborate with existing collaborators or enter into new collaborations, and to fulfill its obligations under any such collaboration agreements; the clinical utility, potential benefits and market acceptance of Elicio’s product candidates; Elicio’s commercialization, marketing and manufacturing capabilities and strategy; Elicio’s ability to identify additional products or product candidates with significant commercial potential; developments and projections relating to Elicio’s competitors and our industry; the impact of government laws and regulations; Elicio’s ability to protect its intellectual property position; and Elicio’s estimates regarding future revenue, expenses, capital requirements and need for additional financing following the proposed transaction.

New factors emerge from time to time, and it is not possible for us to predict all such factors, nor can we assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the merger, are more fully discussed in the proxy statement/prospectus/information that is included in the registration statement on Form S-4 (File No. 333-269741) that has been filed with the SEC in connection with the proposed transaction. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of Angion’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Angion and Elicio as of the date of this release. Neither Angion nor Elicio undertakes any obligation to update such forward-looking statements to reflect events or circumstances after the date of this release, except to the extent required by law.

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